UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 6, 2003

CAL-MAINE FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-04892	64-0500378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3320 Woodrow Wilson Avenue, Jackson, MS	39207
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code:   (601) 948-6813

Item 5.	Other Events and Required FD Disclosure.
The Company has terminated its plans to submit to its shareholders a proposal to approve and adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation providing for a 1-for-2,500 reverse stock split of the Company’s common stock. A cash payment of $7.35 per share was to be paid in lieu of the issuance of fractional shares of common stock. The proposed reverse stock split, together with the payment of cash for fractional shares, was intended to effectuate a “going private” transaction.

The Company issued a press release announcing the termination of the going private transaction on November 6, 2003. A copy of the press release is attached hereto as an exhibit.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.
	(c)	Exhibits. The following exhibit is filed herewith:
		Exhibit No.	Document
		99.1	Press Release issued by the Company on November 6, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAL-MAINE FOODS, INC.
(Registrant)
Date: November 12, 2003	By:	/s/ Bobby J. Raines
Bobby J. Raines Vice President, Chief Financial Officer, Treasurer and Secretary